UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

ITEM 2.02       RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On June 1, 2017, Dollar General Corporation (the “Company”) issued a news release regarding results of operations and financial condition for the fiscal 2017 first quarter (13 weeks) ended May 5, 2017. The news release is furnished as Exhibit 99 hereto.

The information contained within this Item 2.02, including the information in Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 5.07       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of the Company’s Shareholders (the “Annual Meeting”) was held on May 31, 2017. The following are the final voting results on proposals considered and voted upon by shareholders, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 12, 2017.

The following individuals were elected to serve as directors of the Company, each of whom will hold office until the Annual Meeting of the Company’s Shareholders to be held in 2018 and until his or her successor is duly elected and qualified.  Votes were cast as follows:

Name	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Warren F. Bryant	226,780,695	7,449,246	85,992	13,729,582
Michael M. Calbert	232,631,974	1,597,974	85,985	13,729,582
Sandra B. Cochran	211,940,685	21,846,790	528,458	13,729,582
Patricia D. Fili-Krushel	227,797,451	6,434,853	83,629	13,729,582
Paula A. Price	231,788,633	2,443,173	84,127	13,729,582
William C. Rhodes, III	227,080,580	7,149,772	85,581	13,729,582
David B. Rickard	231,050,822	3,177,795	87,316	13,729,582
Todd J. Vasos	233,689,605	540,175	86,153	13,729,582

The material terms of the performance goals under the Company’s Amended and Restated 2007 Stock Incentive Plan for purposes of compensation deductibility under Internal Revenue Code Section 162(m) and the limit on non-employee director compensation set forth in such Plan were approved.  Votes were cast as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
227,314,281	6,876,352	125,300	13,729,582

The material terms of the performance goals under the Company’s Amended and Restated Annual Incentive Plan for purposes of compensation deductibility under Internal Revenue Code Section 162(m) were approved.  Votes cast were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
230,700,313	3,484,388	131,232	13,729,582

The compensation of the Company’s named executive officers was approved on an advisory (non-binding) basis.  Votes were cast as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
221,309,430	12,398,430	608,073	13,729,582

The Company’s shareholders selected, on an advisory (non-binding) basis, 1 year as the frequency at which future advisory votes shall be held on the compensation of the Company’s named executive officers.  Votes were cast as follows:

1 Year	2 Years	3 Years	Votes Abstaining	Broker Non-Votes
192,308,757	144,857	41,716,953	145,366	13,729,582

In light of this recommendation from the Company’s shareholders, the Company has determined that it will include an advisory (non-binding) shareholder vote on the compensation of the Company’s named executive officers in the Company’s proxy materials every year until the next required advisory vote on the frequency of future advisory votes on named executive officer compensation, which will occur no later than the Company’s Annual Meeting of Shareholders in 2023.

The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2017 was ratified.  Votes were cast as follows:

Votes For	Votes Against	Votes Abstaining
241,473,292	6,444,944	127,279

ITEM 7.01       REGULATION FD DISCLOSURE.

The information set forth in Item 2.02 above is incorporated herein by reference. The news release also sets forth statements regarding, among other things, the Company’s outlook, as well as the Company’s planned conference call to discuss the reported financial results, the Company’s outlook, and certain other matters, and announces that on May 31, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.26 per share on the Company’s outstanding common stock.  The dividend will be payable on or before July 25, 2017 to shareholders of record at the close of business on July 11, 2017.  The payment of future cash dividends is subject to the Board’s discretion and will depend upon, among other things, the Company’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Board may deem relevant in its sole discretion.

The information contained within this Item 7.01, including the information in Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

 ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired.  N/A
(b)      Pro forma financial information.  N/A
(c)      Shell company transactions.  N/A
(d)      Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 1, 2017	DOLLAR GENERAL CORPORATION

		By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	News release issued June 1, 2017

5